Exhibit 10.11.1

FIRST AMENDMENT TO AMENDED
AND RESTATED AGREEMENT OF PARTNERSHIP
OF
SUNVALLEY ASSOCIATES

a California general partnership

THIS FIRST AMENDMENT (this "Amendment") TO AMENDED AND RESTATED AGREEMENT OF PARTNERSHIP OF SUNVALLEY ASSOCIATES, entered into December 9, 2002, is made by, between, and among TRG SUNVALLEY LLC ("TRG LLC"), a Delaware limited liability company, TAUBMAN SUNVALLEY ASSOCIATES LIMITED PARTNERSHIP ("TSA"), a Michigan limited partnership, and A.T. SUNVALLEY ASSOCIATES LIMITED PARTNERSHIP ("ATSA"), a Michigan limited partnership (collectively, the "Partners"). All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS:

A.    TSA, ATSA, and Sun GEPT Realty Associates Limited Partnership ("GEPTS"), a Delaware limited partnership, were all of the partners in SunValley Associates (the "Partnership"), a California general partnership, pursuant to a certain Agreement of Partnership of SunValley Associates, dated March 15, 1990. On September 1, 2000, the Partnership borrowed Ten Million Dollars ($10,000,000) in a mezzanine loan transaction (the "Mezzanine Loan") and amended the aforesaid Agreement of Partnership by the First Amendment to Agreement of Partnership of SunValley Associates, dated August 24, 2000 (as so amended, the "Original Partnership Agreement"), to, among other things, include certain financing related covenants. On the date hereof, the Mezzanine Loan is being repaid in full.

B.    On May 14, 2002, GEPTS transferred all of its right, title, and interest in and to the Partnership, such interest constituting a fifty percent (50%) interest in the Partnership, to TRG LLC, and accordingly, TRG LLC, TSA, and ATSA amended and restated the Original Partnership Agreement in its entirety (as so amended and restated, the "Agreement") to reflect the admission of TRG LLC as a partner of the Partnership, and for certain other purposes.

C.    The Partners now desire to further amend the Agreement to eliminate the financing-related covenants required by the Mezzanine Loan.

NOW THEREFORE, the parties hereto hereby agree that the Agreement is amended as follows:

1.    Section 1.7 of the Agreement is hereby amended by deleting the following definitions therefrom: "ATAI," "Mezzanine Loan," "Special Purpose General Partner," and "TSVA."

2.    Section 1.7 of the Agreement is hereby further amended by deleting the definition of "Available Cash" set forth therein, and by inserting the following in the place thereof:

" "Available Cash" means the excess of the Partnership's cash and cash equivalents over the amount of cash needed by the Partnership, as reasonably determined by the Managing Partner, to (i) service the Partnership's debts and obligations to Third Parties, (ii) service the Partnership's debts and obligations to the Partners or their Affiliates as provided in this Agreement, (iii) maintain adequate capital and reserves for, by way of example and not limitation, capital improvements, working capital, and reasonably foreseeable needs of the Partnership, and (iv) conduct its business and carry out its purposes."

3.    Section 2.1 of the Agreement is hereby amended by deleting clause (v) thereof in its entirety, and be renumbering clause "(vi)" as clause "(v)".

4.    Section 4.2(b) of the Agreement is hereby amended by deleting the following language from the start thereof:

"Immediately after repayment in full of the Mezzanine Loan, or sooner if the Partnership obtains the lender's consent, the following provisions shall apply:"

5.    Section 9.12 of the Agreement is hereby amended by deleting the second sentence thereof in its entirety.

6.    Sections 9.20, 9.21, and 9.22 of the Agreement are hereby deleted in their entirety.

7.    Except as expressly set forth herein, the terms and provisions of the Agreement continue unmodified and are hereby confirmed and ratified.

8.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.    This Amendment shall be governed by and construed in accordance with the laws of the State of California.

12.    This Amendment may be executed in two (2) or more counterparts, all of which as so executed shall constitute one Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Amendment shall become effective and binding unless and until all parties hereto have duly executed this Amendment, at which time this Amendment shall then become effective and binding as of the date first above written. Any signed counterpart of this Amendment which is delivered by facsimile transmission shall be deemed to be executed and delivered for all purposes hereof.

IN WITNESS WHEREOF, the parties have hereunto have executed this Amendment as of the date first above written.

TRG SUNVALLEY LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership

By: /s/ Steven Eder
Steven Eder

Its:    Authorized Signatory

TAUBMAN SUNVALLEY ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership

By:	A.T. Associates, Inc., a Michigan corporation, general partner

By: /s/ Gerald R. Poissant
Gerald R. Poissant

Its:    Vice President

A.T. SUNVALLEY ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Taubman SunValley Associates I, Inc., a Michigan corporation, general partner

By: /s/ Gerald R. Poissant
Gerald R. Poissant

Its:    Vice President